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Baxter International Inc. and Subsidiaries

         Exhibit 12 - Computation of Ratio of Earnings to Fixed Charges
                    (unaudited - in millions, except ratios)

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Years ended December 31,                           2002         2001         2000         1999         1998
                                                    (B)          (B)          (B)                       (B)
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
Income from continuing operations
   before income taxes and cumulative
   effect of accounting change                   $1,397       $  979       $  970       $1,085         $521
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Fixed charges
   Interest costs                                   100          129          134          122          151
   Estimated interest in rentals (A)                 46           36           32           29           26
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Fixed charges as defined                            146          165          166          151          177
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Adjustments to income
   Interest costs capitalized                       (30)         (22)         (14)         (10)          (4)
   Other                                             (1)          (1)          (2)          (2)          --
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   Income as adjusted                            $1,512       $1,121       $1,120       $1,224         $694
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Ratio of earnings to fixed charges                10.36         6.79         6.75         8.11         3.92
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Six months ended June 30,                                                                              2003
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Income from operations before income taxes                                                             $278
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Fixed charges
   Interest costs                                                                                        79
   Estimated interest in rentals (A)                                                                     23
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Fixed charges as defined                                                                                102
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Adjustments to income
   Interest costs capitalized                                                                           (18)
   Other                                                                                                (19)
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   Income as adjusted                                                                                  $ 65
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Ratio of earnings to fixed charges                                                                     0.64
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
Note:  The ratio of earnings to fixed charges is calculated in accordance with the rules of the Securities and Exchange Commission, which are not the same as the interest rate coverage covenants included in the company's principal credit facilities.

<F1>
(A)    Represents the estimated interest portion of rents.
<F2>
(B) The following special charges were included in income from continuing operations before income taxes, and impacted the calculation of the ratio of earnings to fixed charges.

       2003:  $337 million restructuring charge.
       2002: $189 million charge for in-process research and development and other special charges.
       2001: $280 million charge for in-process research and development and other special charges, $189 million charge relating to discontinuing the A, AF and AX series dialyzers.
       2000: $286 million charge for in-process research and development and other special charges.
       1998: $116 million in-process research and development charge, $178 million net litigation charge, $122 million exit and reorganization costs charge.

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